Exhibit 99.1

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000 FOR IMMEDIATE RELEASE Contacts: Investors – InvestorRelations@atlasair.com Media – CorpCommunications@atlasair.com

Atlas Air Worldwide

Reports Second-Quarter 2021 Results

•	Reported Net Income of $107.1 Million
•	Adjusted EBITDA of $243.7 Million
•	Adjusted Net Income of $121.8 Million
•	Robust 3Q21 Outlook

PURCHASE, N.Y., August 5, 2021 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced second-quarter 2021 net income of $107.1 million, or $3.53 per diluted share, compared with net income of $78.9 million, or $3.01 per diluted share, in the second quarter of 2020.

On an adjusted basis, EBITDA totaled $243.7 million in the second quarter this year compared with $247.0 million in the second quarter of 2020. Adjusted net income in the second quarter of 2021 totaled $121.8 million, or $4.10 per diluted share, compared with $123.2 million, or $4.71 per diluted share, in the second quarter of 2020.

Second-quarter 2021 Airline Operations segment performance improved significantly compared with the prior year that included exceptionally high commercial cargo Charter yields in April and May 2020.

“Our strong performance continued in the second quarter, with revenue and earnings exceeding our already high expectations,” said Atlas Air Worldwide President and Chief Executive Officer John W. Dietrich. “These positive results were driven by our team executing our strategy, increasing the utilization of our aircraft and delivering safe, high-quality service for our customers.

“Our performance continued to benefit from operating the four 747 freighters and one 777 freighter we reintroduced to our fleet throughout 2020. This capacity, along with a tremendous team effort, contributed to our ability to enter into and extend long-term agreements with strategic customers, as well as to capitalize on lucrative short-term opportunities in the strong global airfreight market.

“Economic and supply chain conditions remain favorable for air cargo and our dedicated freighters. These include global airfreight volumes exceeding pre-pandemic levels, an acceleration of e-commerce and express growth, low inventory levels, positive Purchasing Managers’ Index readings, as well as congestion, long lead times and elevated pricing for ocean freight. Demand also continues to exceed available supply, particularly on long-haul international routes, as belly capacity on a significant number of widebody passenger aircraft remains out of the market.”

Mr. Dietrich added: “I would like to thank all our employees for safely supporting our customers and the global supply chain during this time of continued need. While the operating environment remains challenging due to the ongoing pandemic, the market dynamics we are seeing in the third quarter remain strong.

“As a result, we expect revenue of nearly $1.0 billion and adjusted EBITDA of about $250 million from flying more than 90,000 block hours in the third quarter of 2021. In addition, we anticipate adjusted net income to grow approximately 50% compared with adjusted net income of $82.7 million in the third quarter of 2020.*

“Given ongoing economic and market-related uncertainties, including COVID-19 and the Delta variant, as well as travel restrictions, low international passenger travel and other factors, we are providing a third-quarter outlook, but not issuing a further outlook at this time.”

Second-Quarter Results

Volumes in the second quarter of 2021 increased to 93,190 block hours compared with 84,966 in the second quarter of 2020, with revenue growing to $990.4 million versus $825.3 million in the prior-year period.

Higher Airline Operations revenue primarily reflected an increase in flying and a higher average rate per block hour. Block-hour volume growth during the period was driven by our ability to increase aircraft utilization as demand for our commercial cargo Charter and CMI services increased. This demand reflected growth in airfreight volumes from pre-pandemic levels, the ongoing reduction of available cargo capacity in the market and the continued disruption of global supply chains due to the pandemic. In addition, segment revenue benefited from the operation of four 747-400 freighters we reactivated throughout 2020 and a 777-200 freighter that was previously in our Dry Leasing business, as well as improved AMC passenger Charter flying compared with the prior-year period. The increase in the average rate per block hour was primarily due to higher fuel costs, partially offset by lower yields (excluding fuel) compared with the higher market yields during the early months of the COVID-19 pandemic, specifically in April and May 2020.

Higher Airline Operations segment contribution in the second quarter of 2021 was primarily driven by the positive factors benefiting segment revenue mentioned above as well as lower heavy maintenance expense. These improvements were partially offset by lower yields (excluding fuel) as described above.

In Dry Leasing, segment revenue in the second quarter of 2021 was relatively unchanged compared with the prior-year period. Higher segment contribution was primarily due to lower interest expense related to the scheduled repayment of debt.

Higher unallocated income and expenses, net, during the quarter primarily reflected a $26.9 million reduction in refunds of aircraft rent paid in previous years, a $20.2 million reduction in CARES Act grant income (which was excluded from our adjusted results) and increased professional fees.

Reported earnings in the second quarter of 2021 also included an effective income tax rate of 23.5%. On an adjusted basis, our results reflected an effective income tax rate of 22.4%.

Cash

At June 30, 2021, our cash, including cash equivalents and restricted cash, totaled $760.5 million compared with $856.3 million at December 31, 2020.

The change in position resulted from cash used for investing and financing activities, partially offset by cash provided by operating activities.

Net cash used for investing activities during the first six months of 2021 primarily related to capital expenditures and payments for flight equipment and modifications, including pre-delivery payments for 747-8F aircraft, spare engines, GEnx engine overhauls and performance upgrade kits.

Net cash used for financing activities during the period primarily related to payments on debt obligations, partially offset by proceeds from debt issuance.

Half-Year Results

Reported results for the six months ended June 30, 2021 reflected net income of $197.0 million, or $6.59 per diluted share. Results for the first half of 2021 compared with net income of $102.3 million, or $3.92 per diluted share, which included an unrealized loss on financial instruments of $29.7 million, for the six months ended June 30, 2020.

On an adjusted basis, EBITDA totaled $425.0 million in the first half of 2021 compared with $368.2 million in the first half of 2020. First-half 2021 adjusted net income totaled $194.0 million, or $6.55 per diluted share, compared with $153.1 million, or $5.87 per diluted share, in the first half of 2020.

Fleet Management

We actively manage our fleet to profitably serve our customers with modern, efficient aircraft. Between May and August 2021, we acquired three of our existing 747-400 freighters that were previously on lease to us. In May and June 2021, we also reached agreement with lessors to purchase five of our other 747-400 freighters at the end of their existing lease terms, which range from March to December 2022. Acquiring these eight freighters underscores our confidence in these assets and the global airfreight market. Keeping these aircraft in our fleet ensures committed capacity to our customers and strong returns for Atlas in the years ahead.

Labor

We have moved closer to completing a new Joint Collective Bargaining Agreement (JCBA) with our Atlas Air and Southern Air pilots. The union has provided the company with the integrated seniority list, the scheduled arbitration hearings concluded in April and both parties submitted post-hearing briefs in early June. We now expect to receive the arbitrator’s binding decision late in the third quarter.

Outlook*

We expect market conditions to remain favorable in the third quarter and for our initiatives to continue driving strong performance. We are also closely monitoring developments related to COVID-19 and the Delta variant, and any associated impact on global airfreight, operations, demand and economic activity.

For the third quarter of 2021, we expect revenue of nearly $1.0 billion and adjusted EBITDA of about $250 million from flying more than 90,000 block hours. In addition, we expect third-quarter 2021 adjusted net income to grow approximately 50% compared with adjusted net income of $82.7 million in the third quarter of 2020.*

This outlook reflects the contribution of long-term customer agreements with favorable rates and guaranteed levels of flying; high levels of aircraft utilization driven by strong customer demand; and commercial cargo Charter yields to remain above typical seasonal levels.

We also expect third-quarter results to continue to be impacted by ongoing pandemic-related expenses, including pilot premium pay and operational costs for providing a safe working environment for our employees.

For the full year in 2021, we expect aircraft maintenance expense to be lower than 2020, and depreciation and amortization to total about $275 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are projected to total approximately $105 to $115 million, mainly for parts and components for our fleet.

Given ongoing economic and market-related uncertainties, including COVID-19 and the Delta variant, as well as travel restrictions, low international passenger travel and other factors, we are providing a third-quarter outlook, but not issuing a further outlook at this time.

Other than with regard to revenue, we provide guidance only on an adjusted basis because we are unable to predict, with reasonable certainty and without unreasonable effort, the effects of future gains and losses on asset sales, special charges and other unanticipated items that could be material to our reported results.*

Conference Call

As previously announced, management will host a conference call to discuss Atlas Air Worldwide’s second-quarter 2021 financial and operating results at 11:00 a.m. Eastern Time on Thursday, August 5, 2021.

Interested parties may listen to the call live at Atlas Air Worldwide’s Investor site or at https://edge.media-server.com/mmc/p/yb85r7v2.

For those unable to listen to the live call, a replay will be archived on the Investor site following the call. A replay will also be available through August 12 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 8974504#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted net income; Adjusted Diluted EPS; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Net income (loss); Diluted EPS; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP, respectively.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted net income; and Adjusted Diluted EPS provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted net income.

•	Adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

*Other than with regard to revenue, we provide guidance only on an adjusted basis and are unable to provide forward-looking guidance on a U.S. GAAP basis or a reconciliation to the most directly comparable U.S. GAAP measures because we are unable to predict with reasonable certainty and without unreasonable effort, the ultimate outcome of certain significant items, including future gains and losses on asset sales, special charges and other unanticipated items. These items are uncertain, depend on various factors, and could have a material impact on our U.S. GAAP results.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; our ability to coordinate with Amazon to accept newly converted aircraft; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and foreign government trade policies; economic conditions; the impact of geographical events or health epidemics such as the COVID-19 pandemic; our compliance with the requirements and restrictions under the Payroll Support Program; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations and arbitration with our pilots’ union; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; border restrictions; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2021 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

*     *     *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Operating Revenue	$990,432	$825,253	$1,851,732	$1,468,755

Operating Expenses
Salaries, wages and benefits	208,366	192,591	410,980	340,335
Aircraft fuel	214,269	83,242	377,820	191,560
Maintenance, materials and repairs	132,547	168,300	253,680	262,452
Depreciation and amortization	66,661	65,826	134,450	123,410
Navigation fees, landing fees and other rent	47,409	35,638	92,296	67,039
Passenger and ground handling services	41,504	30,130	81,569	62,089
Travel	39,947	34,627	77,619	77,018
Aircraft rent	17,687	24,316	38,443	48,283
Loss (gain) on disposal of aircraft	-	2	16	(6,715)
Special charge	-	15,934	-	15,934
Transaction-related expenses	117	1,275	318	1,796
Other	61,848	52,710	120,260	103,822
Total Operating Expenses	830,355	704,591	1,587,451	1,287,023

Operating Income	160,077	120,662	264,281	181,732

Non-operating Expenses (Income)
Interest income	(189)	(224)	(400)	(704)
Interest expense	26,992	28,950	54,172	58,225
Capitalized interest	(1,850)	(132)	(3,121)	(325)
Loss on early extinguishment of debt	-	74	-	74
Unrealized loss on financial instruments	-	30,671	113	29,747
Other (income) expense, net	(4,854)	(50,598)	(44,310)	(49,392)
Total Non-operating Expenses (Income)	20,099	8,741	6,454	37,625
Income before income taxes	139,978	111,921	257,827	144,107
Income tax expense	32,868	33,009	60,784	41,842

Net Income	$107,110	$78,912	$197,043	$102,265

Earnings per share:
Basic	$3.69	$3.02	$6.85	$3.93
Diluted	$3.53	$3.01	$6.59	$3.92

Weighted average shares:
Basic	29,011	26,129	28,752	26,048
Diluted	30,319	26,182	29,900	26,074

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$750,161	$845,589
Restricted cash	10,292	10,692
Accounts receivable, net of allowance of $3,582 and $1,233, respectively	291,843	265,521
Prepaid expenses, assets held for sale and other current assets	97,906	95,919
Total current assets	1,150,202	1,217,721
Property and Equipment
Flight equipment	5,287,205	5,061,387
Ground equipment	95,901	86,670
Less: accumulated depreciation	(1,240,656)	(1,147,613)
Flight equipment purchase deposits and modifications in progress	223,761	110,150
Property and equipment, net	4,366,211	4,110,594
Other Assets
Operating lease right-of-use assets	209,898	255,805
Deferred costs and other assets	344,914	374,242
Intangible assets, net and goodwill	67,811	70,826
Total Assets	$6,139,036	$6,029,188

Liabilities and Equity
Current Liabilities
Accounts payable	$103,399	$107,604
Accrued liabilities	535,947	583,160
Current portion of long-term debt and finance leases	606,661	298,690
Current portion of long-term operating leases	73,595	157,732
Total current liabilities	1,319,602	1,147,186
Other Liabilities
Long-term debt and finance leases	1,783,648	2,020,451
Long-term operating leases	241,067	318,850
Deferred taxes	262,146	203,586
Financial instruments and other liabilities	35,519	77,576
Total other liabilities	2,322,380	2,620,463
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 34,515,070 and 32,877,533 shares issued, 29,024,700 and 27,517,297 shares outstanding (net of treasury stock), as of June 30, 2021 and December 31, 2020, respectively	345	329
Additional paid-in-capital	919,362	873,874
Treasury stock, at cost; 5,490,370 and 5,360,236 shares, respectively	(225,321)	(217,889)
Accumulated other comprehensive loss	(1,504)	(1,904)
Retained earnings	1,804,172	1,607,129
Total stockholders’ equity	2,497,054	2,261,539
Total Liabilities and Equity	$6,139,036	$6,029,188

1 Balance sheet debt at June 30, 2021 totaled $2,390.3 million, including the impact of $41.2 million of unamortized discount and debt issuance costs of $24.9 million, compared with $2,319.1 million, including the impact of $50.6 million of unamortized discount and debt issuance costs of $29.3 million at December 31, 2020.

2 The face value of our debt at June 30, 2021 totaled $2,456.4 million, compared with $2,399.0 million on December 31, 2020.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Operating Activities:
Net Income	$197,043	$102,265

Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	172,216	157,509
Accretion of debt securities discount	-	(2)
Reversal of expected credit losses	(381)	(6)
Loss on early extinguishment of debt	-	74
Special charge, net of cash payments	-	15,934
Unrealized loss on financial instruments	113	29,747
Loss (gain) on disposal of aircraft	16	(6,715)
Deferred taxes	60,086	39,518
Stock-based compensation	7,466	10,506
Changes in:
Accounts receivable	(24,730)	51,781
Prepaid expenses, current assets and other assets	(12,452)	(19,115)
Accounts payable, accrued liabilities and other liabilities	(56,271)	178,894
Net cash provided by operating activities	343,106	560,390
Investing Activities:
Capital expenditures	(43,359)	(25,095)
Purchase deposits and payments for flight equipment and modifications	(224,922)	(59,919)
Investment in joint ventures	(1,636)	-
Proceeds from investments	-	881
Proceeds from disposal of aircraft	1,850	44,110
Net cash used for investing activities	(268,067)	(40,023)
Financing Activities:
Proceeds from debt issuance	23,948	321,518
Payment of debt issuance costs	(1,257)	(3,910)
Payments of debt and finance lease obligations	(171,223)	(274,960)
Proceeds from revolving credit facility	-	75,000
Customer maintenance reserves and deposits received	9,029	6,010
Customer maintenance reserves paid	(23,932)	(14,437)
Treasury shares withheld for payment of taxes	(7,432)	(3,840)
Net cash provided by (used for) financing activities	(170,867)	105,381
Net increase (decrease) in cash, cash equivalents and restricted cash	(95,828)	625,748
Cash, cash equivalents and restricted cash at the beginning of period	856,281	113,430
Cash, cash equivalents and restricted cash at the end of period	$760,453	$739,178

Noncash Investing and Financing Activities:

Acquisition of property and equipment included in Accounts payable and accrued liabilities	$7,928	$13,613
Acquisition of property and equipment acquired under operating leases	$8,875	$1,918
Acquisition of flight equipment under finance lease	$121,313	$-
Customer maintenance reserves settled with sale of aircraft	$-	$6,497
Issuance of shares related to settlement of warrant liability	$31,582	$-

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Operating Revenue:
Airline Operations	$955,861	$789,498	$1,782,101	$1,395,871
Dry Leasing	40,404	40,906	80,768	82,832
Customer incentive asset amortization	(11,443)	(9,534)	(21,924)	(18,556)
Other	5,610	4,383	10,787	8,608
Total Operating Revenue	$990,432	$825,253	$1,851,732	$1,468,755

Direct Contribution:
Airline Operations	$231,793	$200,464	$400,943	$303,552
Dry Leasing	10,766	9,721	21,329	20,420
Total Direct Contribution for Reportable Segments	242,559	210,185	422,272	323,972

Unallocated income and (expenses), net	(102,464)	(50,308)	(163,998)	(139,029)
Loss on early extinguishment of debt	-	(74)	-	(74)
Unrealized loss on financial instruments	-	(30,671)	(113)	(29,747)
Special charge	-	(15,934)	-	(15,934)
Transaction-related expenses	(117)	(1,275)	(318)	(1,796)
Gain (loss) on disposal of aircraft	-	(2)	(16)	6,715
Income before income taxes	139,978	111,921	257,827	144,107

Add back (subtract):
Interest income	(189)	(224)	(400)	(704)
Interest expense	26,992	28,950	54,172	58,225
Capitalized interest	(1,850)	(132)	(3,121)	(325)
Loss on early extinguishment of debt	-	74	-	74
Unrealized loss on financial instruments	-	30,671	113	29,747
Other (income) expense, net	(4,854)	(50,598)	(44,310)	(49,392)
Operating Income	$160,077	$120,662	$264,281	$181,732

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: Airline Operations and Dry Leasing.

Direct Contribution consists of income (loss) before taxes, excluding loss on early extinguishment of debt, unrealized loss on financial instruments, special charge, transaction-related expenses, loss (gain) on disposal of aircraft, nonrecurring items, and unallocated expenses and (income), net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated expenses and (income), net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue, other nonoperating costs and CARES Act grant income.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Percent Change
Net Income	$107,110	$78,912	35.7%
Impact from:
CARES Act grant income[1]	-	(20,167)
Customer incentive asset amortization	11,443	9,534
Special charge	-	15,934
Noncash expenses and income, net[2]	4,746	4,458
Unrealized loss on financial instruments	-	30,671
Other, net[3]	696	4,710
Income tax effect of reconciling items	(2,220)	(863)
Adjusted Net Income	$121,775	$123,189	(1.1)%

Weighted average diluted shares outstanding	30,319	26,182
Add: effect of convertible notes hedges[4]	(608)	-
Adjusted weighted average diluted shares outstanding	29,711	26,182

Adjusted Diluted EPS	$4.10	$4.71	(13.0)%

	For the Six Months Ended
	June 30, 2021	June 30, 2020	Percent Change
Net Income	$197,043	$102,265	92.7%
Impact from:
CARES Act grant income[1]	(40,944)	(20,167)
Customer incentive asset amortization	21,924	18,556
Special charge	-	15,934
Noncash expenses and income, net[2]	9,418	8,844
Unrealized loss on financial instruments	113	29,747
Other, net[3]	1,025	(550)
Income tax effect of reconciling items	5,411	(1,559)
Adjusted Net Income	$193,990	$153,070	26.7%

Weighted average diluted shares outstanding	29,900	26,074
Add: effect of convertible notes hedges[4]	(304)	-
Adjusted weighted average diluted shares outstanding	29,596	26,074

Adjusted Diluted EPS	$6.55	$5.87	11.6%

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Percent Change
Income before income taxes	$139,978	$111,921	25.1%
Impact from:
CARES Act grant income[1]	-	(20,167)
Customer incentive asset amortization	11,443	9,534
Noncash expenses and income, net[2]	4,746	4,458
Unrealized loss on financial instruments	-	30,671
Other, net[3]	696	4,710
Adjusted income before income taxes	$156,863	$157,061	(0.1)%
Interest expense, net	20,207	24,136
Other income, net	(4,854)	(30,431)
Adjusted operating income	$172,216	$150,766	14.2%

Income tax expense	$32,868	$33,009
Income tax effect of reconciling items	(2,220)	(863)
Adjusted income tax expense	35,088	33,872
Adjusted income before income taxes	$156,863	$157,061
Effective tax expense rate	23.5%	29.5%
Adjusted effective tax rate	22.4%	21.6%

	For the Six Months Ended
	June 30, 2021	June 30, 2020	Percent Change
Income before income taxes	$257,827	$144,107	78.9%
Impact from:
CARES Act grant income[1]	(40,944)	(20,167)
Customer incentive asset amortization	21,924	18,556
Special charge	-	15,934
Noncash expenses and income, net[2]	9,418	8,844
Unrealized loss on financial instruments	113	29,747
Other, net[5]	1,025	(550)
Adjusted income before income taxes	$249,363	$196,471	26.9%
Interest expense, net	41,233	48,354
Other income, net	(3,366)	(29,225)
Adjusted operating income	$287,230	$215,600	33.2%

Income tax expense	$60,784	$41,842
Income tax effect of reconciling items	5,411	(1,559)
Adjusted income tax expense	55,373	43,401
Adjusted income before income taxes	$249,363	$196,471
Effective tax expense rate	23.6%	29.0%
Adjusted effective tax rate	22.2%	22.1%

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Percent Change
Net Income	$107,110	$78,912	35.7%
Interest expense, net	24,953	28,594
Depreciation and amortization	66,661	65,826
Income tax expense	32,868	33,009
EBITDA	231,592	206,341
CARES Act grant income[1]	-	(20,167)
Customer incentive asset amortization	11,443	9,534
Special charge	-	15,934
Unrealized loss on financial instruments	-	30,671
Other, net[3]	696	4,710
Adjusted EBITDA	$243,731	$247,023	(1.3)%

	For the Six Months Ended
	June 30, 2021	June 30, 2020	Percent Change
Net Income	$197,043	$102,265	92.7%
Interest expense, net	50,651	57,196
Depreciation and amortization	134,450	123,410
Income tax expense	60,784	41,842
EBITDA	442,928	324,713
CARES Act grant income[1]	(40,944)	(20,167)
Customer incentive asset amortization	21,924	18,556
Special charge	-	15,934
Unrealized loss on financial instruments	113	29,747
Other, net[5]	1,025	(550)
Adjusted EBITDA	$425,046	$368,233	15.4%

1 CARES Act grant income in 2021 and 2020 is related to income associated with the Payroll Support Program.

2 Noncash expenses and income, net in 2021 and 2020 is primarily related to amortization of debt discount on the convertible notes.

3 Other, net in 2021 primarily related to leadership transition costs. Other, net in 2020 primarily related to leadership transition costs, costs associated with the Payroll Support Program and costs associated with our acquisition of Southern Air.

4 Represents the economic benefit from our convertible notes hedges in offsetting dilution from our convertible notes as we concluded in no event would economic dilution result from conversion of each of the convertible notes when our stock price is below the exercise price of the respective convertible note warrants.

5 Other, net in 2021 primarily related to leadership transition costs. Other, net in 2020 primarily related to a $6.7 million net gain on the sale of aircraft, partially offset by leadership transition costs, costs associated with the Payroll Support Program and our acquisition of Southern Air.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2021	June 30, 2020
Net Cash Provided by Operating Activities	$254,981	$488,543
Less:
Capital expenditures	16,697	16,804
Capitalized interest	1,850	132
Free Cash Flow[1]	$236,434	$471,607

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Net Cash Provided by Operating Activities	$343,106	$560,390
Less:
Capital expenditures	43,359	25,095
Capitalized interest	3,121	325
Free Cash Flow[1]	$296,626	$534,970

1 Free Cash Flow = Net Cash from Operations minus Core Capital Expenditures and Capitalized Interest.

  Core Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results

(Unaudited)

	For the Three Months Ended		Increase/	For the Six Months Ended		Increase/
	June 30, 2021	June 30, 2020	(Decrease)	June 30, 2021	June 30, 2020	(Decrease)
Block Hours
Airline Operations	92,388	83,515	8,873	179,146	156,160	22,986
Cargo	87,675	80,407	7,268	170,784	148,246	22,538
Passenger	4,713	3,108	1,605	8,362	7,914	448
Other	802	1,451	(649)	2,567	2,053	514
Total Block Hours	93,190	84,966	8,224	181,713	158,213	23,500

Revenue Per Block Hour
Airline Operations	$10,346	$9,453	$893	$9,948	$8,939	$1,009
Cargo	$9,903	$9,151	$752	$9,525	$8,442	$1,083
Passenger	$18,590	$17,285	$1,305	$18,576	$18,245	$331

Average Utilization (block hours per day)
Airline Operations
Cargo	10.8	9.3	1.5	10.4	8.5	1.9
Passenger	5.2	3.2	2.0	4.6	4.0	0.6
All Operating Aircraft[1]	10.3	8.8	1.5	10.0	8.2	1.8

Fuel
Charter
Average fuel cost per gallon	$1.92	$1.10	$0.82	$1.82	$1.47	$0.35
Fuel gallons consumed (000s)	111,818	75,769	36,049	207,404	130,047	77,357

1 Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/	For the Six Months Ended		Increase/
	June 30, 2021	June 30, 2020	(Decrease)	June 30, 2021	June 30, 2020	(Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
Airline Operations[1]
747-8F Cargo	10.0	9.9	0.1	10.0	10.0	-
747-400 Cargo	34.6	32.5	2.1	34.2	31.8	2.4
747-400 Dreamlifter	1.3	1.8	(0.5)	1.2	2.7	(1.5)
747-400 Passenger	5.0	5.0	-	4.9	5.0	(0.1)
777-200 Cargo	9.0	8.7	0.3	9.0	8.4	0.6
767-300 Cargo	24.0	24.0	-	24.0	24.0	-
767-300 Passenger	4.9	4.8	0.1	4.9	4.8	0.1
767-200 Cargo	2.4	9.0	(6.6)	4.0	9.0	(5.0)
767-200 Passenger	-	1.0	(1.0)	0.3	1.0	(0.7)
737-800 Cargo	8.0	5.0	3.0	8.0	5.0	3.0
737-400 Cargo	-	4.6	(4.6)	-	4.8	(4.8)
Total	99.2	106.3	(7.1)	100.5	106.5	(6.0)
Dry Leasing
777-200 Cargo	7.0	7.0	-	7.0	7.0	-
767-300 Cargo	21.0	21.0	-	21.0	21.0	-
757-200 Cargo	-	-	-	-	0.2	(0.2)
737-300 Cargo	1.0	1.0	-	1.0	1.0	-
737-800 Passenger	-	-	-	-	0.3	(0.3)
Total	29.0	29.0	-	29.0	29.5	(0.5)
Less: Aircraft Dry Leased to CMI customers	(21.0)	(21.0)	-	(21.0)	(21.0)	-
Total Operating Average Aircraft Equivalents	107.2	114.3	(7.1)	108.5	115.0	(6.5)

Out-of-Service[2]	-	1.7	(1.7)	-	3.5	(3.5)

1 Airline Operations average fleet excludes spare aircraft provided by CMI customers.

2 Out-of-service includes aircraft that are temporarily parked.